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                                                                    EXHIBIT 16.1


                                                          [RANGE RESOURCES LOGO]

                          [RANGE RESOURCES LETTERHEAD]


                                  July 9, 2002



Client Code: RAN136

Arthur Andersen LLP
901 Main Street
Suite 5600
Dallas, TX 75202
Attn:  Rick Howell


Dear Sirs:

         Attached is a draft Form 8-K which Range Resources Corporation plans to file with the SEC on or about July 15, 2002 under Item 4 - Changes in Registrant's Certifying Accountant. Please review the document and provide Range Resources with a letter addressed to the SEC stating that your firm is in agreement with all comments regarding Arthur Andersen LLP. This letter along with your response will be filed as an exhibit to the 8-K.

         Our thanks for your assistance.



                                            Sincerely yours,


                                            /s/  Eddie M. LeBlanc
                                            ------------------------------------
                                            Eddie M. LeBlanc
                                            Chief Financial Officer